                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   _________


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 30, 2002


                                   _________


                                NUCOR CORPORATION
             (Exact name of Registrant as specified in its charter)


             DELAWARE                       1-4119                  13-1860817
          (State or other          (Commission File Number)      (I.R.S. Employer
  jurisdiction of incorporation)                              Identification Number)

         2100 Rexford Road                                             28211
     Charlotte, North Carolina                                      (Zip code)
       (Address of principal
        executive offices)

       Registrant's telephone number, including area code: (704) 366-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

     On May 30, 2002, Nucor Corporation (the "Company") announced that it had signed a definitive agreement with Birmingham Steel Corporation ("Birmingham Steel") providing for the Company to acquire substantially all of Birmingham Steel's assets for $615 million in cash. The transaction requires that Birmingham Steel file for Chapter 11 bankruptcy pursuant to a pre-arranged plan. The Company, Birmingham Steel, and Birmingham Steel's secured creditors have agreed on the pre-arranged plan to be submitted to the United States Bankruptcy Court in Delaware. Closing of the transaction will not occur until the Bankruptcy Court approves the pre-arranged plan and the Company and Birmingham Steel receive other required regulatory approvals. The Company anticipates the closing to occur late in the fourth quarter of 2002 or at such later time as all conditions to closing are satisfied or waived. Assets to be included in the proposed purchase are Birmingham Steel's four operating mills in Birmingham, Alabama; Kankakee, Illinois; Seattle, Washington and Jackson, Mississippi, with an estimated combined annual capacity of approximately 2.0 million tons. Other included assets are the corporate office located in Birmingham, Alabama; the mill in Memphis, Tennessee, which is currently not operating; the assets of Port Everglades Steel Corporation; the assets of the Klean Steel Division; Birmingham Steel's ownership in Richmond Steel Recycling Limited; as well as all inventory and receivables related to the acquired assets. The press release announcing the proposed transaction described above is filed as Exhibit 99 hereto.

                                       1

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ITEM 7.   EXHIBITS.

     (c)  EXHIBITS.

     99   --   Press Release dated May 30, 2002, issued by Nucor Corporation.

                                        2

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      NUCOR CORPORATION


                                      By:  /s/ Daniel R. DiMicco
                                           -------------------------------------
                                      Name: Daniel R. DiMicco
                                            ------------------------------------
                                      Its: President and Chief Executive Officer
                                           -------------------------------------

                                      Date: June 7, 2002

                                       3

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

  99 --   Press Release dated May 30, 2002, issued by Nucor Corporation.

                                        4